Exhibit 10.11
Amendment No. 4
to the
R. G. Barry Corporation Supplemental Retirement Plan
(Effective January 1, 2005)
     WHEREAS, R. G. Barry Corporation (“Sponsor”) adopted the R. G. Barry Corporation Supplemental Retirement Plan, as amended and restated, effective January 1, 1997, and further amended through March 31, 2004 (the “Plan”); and
     WHEREAS, pursuant to Section 5.06 of the Plan, the Sponsor may terminate or amend the Plan from time to time by action of its Board of Directors; and
     WHEREAS, effective March 31, 2004, the Sponsor “froze” the Plan; and
     WHEREAS, the Sponsor wants to amend the Plan to (1) “unfreeze” the Plan, effective January 1, 2005, for certain participants and (2) change the benefit calculations for those participants;
     NOW, THEREFORE, the Plan is hereby amended as follows:
1.	The Preamble of the Plan is deleted and replaced in its entirety to read as follows:
     R.G. Barry Corporation (the “Sponsor”) adopted a deferred compensation plan effective January 1, 1978 in order to provide supplemental retirement benefits to certain officers and other management or highly compensated employees of the Sponsor and its Affiliates. The Plan was subsequently amended and, effective as of January 1, 1989, the Sponsor adopted an amended and restated version of the Plan. Effective as of January 1, 1997, the Sponsor hereby adopts this amended and restated Plan as set forth herein as a continuation of the Plan, as originally adopted and later amended. The provisions of this amended and restated Plan shall apply only to Participants who terminate employment with an Employer on or after January 1, 1997. The rights and benefits, if any, of a former Participant shall be determined in accordance with the provisions of the Plan as in effect on the date his employment terminated.
     Effective March 31, 2004 (“Freeze Date”), the Plan was frozen. However, effective as of January 1, 2005, the Plan is unfrozen with respect to Reactivated Participants. On and after the Freeze Date, (a) no individual may become a Participant, (b) except with respect to Reactivated Participants, no additional benefits will accrue and (c) benefits will begin to be distributed no earlier than the date a Participant terminates employment with the Sponsor and all Affiliates. Benefits accrued by Participants (other than Reactivated Participants) before the Freeze Date will be calculated as otherwise provided in the Plan as modified by Amendment No. 3, effective March 31, 2004. Benefits accrued by Reactivated Participants will be calculated as otherwise provided in the Plan as modified by this Amendment No. 4.”

2.	Section 1.01 of the Plan is amended to read, in its entirety, as follows:
1.01 Accrued Retirement Pension
     “Accrued Retirement Pension” shall mean:
     (a) With respect to Participants other than Reactivated Participants, the pension each Participant had accrued as of the Freeze Date under the terms of the Plan as in effect immediately before the Freeze Date, as modified by Amendment No. 3 to the Plan.
     (b) With respect to Reactivated Participants, the pension to which the Reactivated Participant would have been entitled under the Plan at his Normal Retirement Date had he remained in the full-time employ of the Employer until his Normal Retirement Date and using in the calculation his current Final Average Compensation, multiplied by a fraction, the numerator of which is his Salaried Benefit Service up to the date of determination and the denominator of which is the Salaried Benefit Service he would have had if he had remained in the employ of the Employer accruing Salaried Benefit Service at the maximum annual rate until his Normal Retirement Date. In determining the Accrued Retirement Pension of a Reactivated Participant who has not attained his Normal Retirement Date, the amount of his Primary Social Security Benefit shall be estimated based on the provisions of the Social Security Act in effect on the first day of the Plan Year during which such determination is made, assuming that his Compensation will continue at its most recent rate. For purposes of this Section 1.01(b), the term “Salaried Benefit Service” does not include service during the period beginning on the Freeze Date and ending on December 31, 2004.
3.	Article I of the Plan is amended to add the following Section 1.07:
1.07 Reactivated Participant
     “Reactivated Participant” shall mean an individual who (a) was a Participant in the Plan prior to the Freeze Date and (b) is an officer or other management or Highly Compensated Employee of an Employer who is designated by the Board of Directors of the Sponsor as being a Reactivated Participant. The selection of Reactivated Participants for the Plan shall be within the sole and absolute discretion of the Board of Directors of the Sponsor. Unless otherwise specifically provided herein, a Reactivated Participant shall be treated in the same manner as any other Plan Participant.
4.	Section 3.03 of the Plan is amended to read, in its entirety, as follows:
3.03 Late Retirement
     (a) Participants other than Reactivated Participants. Each Participant (other than a Reactivated Participant) who continues as an employee of an Employer beyond the date he is eligible for a Normal Retirement Benefit under Section 3.01 and has completed at least five years of Vesting Service before the Freeze Date shall be entitled to receive a Late Retirement Benefit as provided in Section 4.03. Such Late Retirement Benefit shall commence on the Participant’s actual retirement date regardless of the date benefits commence under the Base Plan.
     (b) Reactivated Participants. Each Reactivated Participant who continues as an employee of an Employer beyond the date he is eligible for a Normal Retirement Benefit under Section 3.01 and has completed at least five years of Vesting Service shall be entitled to receive a Late Retirement Benefit as provided in Section 4.03. Such Late Retirement Benefit shall commence on the Reactivated Participant’s actual retirement date regardless of the date benefits commence under the Base Plan. For purposes of this Section 3.03(b), the term “Vesting Service” does not include service during the period beginning on the Freeze Date and ending on December 31, 2004.
5.	Section 4.01 of the Plan is deleted and replaced in its entirety as follows:
4.01 Normal Retirement Benefit
     (a) Participants other than Reactivated Participants.
     (1) Each Participant (other than a Reactivated Participant) shall upon retirement at his Normal Retirement Age (determined as of the Freeze Date) be entitled to a pension, payable monthly for his life, in the amount of (i) minus (ii) minus (iii), where (i), (ii) and (iii) have the following meanings:
(i) 2-1/2% of his Final Average Compensation determined on the Freeze Date, minus 2-1/12% of his Primary Social Security Benefit determined on his Normal Retirement Date, the difference multiplied by his Salaried Benefit Service determined on the Freeze Date up to a maximum of 24 years;
(ii) the monthly pension payable on a life only basis under the Base Plan; and
(iii) the monthly benefit payable on a life only basis under the R.G. Barry Corporation Restoration Plan.
     (2) Notwithstanding any provision contained herein, each Original Participant shall upon retirement at his Normal Retirement Age be entitled to a pension, payable monthly for his life, in an amount equal to the greater of (i) the benefit described in paragraph (a) of this Section 4.01 and (ii) 60% of his Final Average Compensation determined on the Freeze Date reduced by (A) the monthly pension payable on a life only basis under the Base Plan; and (B) 50% of his Primary Social Security Benefit determined at his Normal Retirement Age.

     (b) Reactivated Participants.
     (1) Each Reactivated Participant shall upon retirement at his Normal Retirement Age be entitled to a pension, payable monthly for his life, equal to the greater of the amount produced under Section 4.01(a) or the amount of (i) minus (ii) minus (iii) minus (iv), where (i), (ii), (iii), and (iv) have the following meanings:
(i) 2-1/2% of his Final Average Compensation determined on his Normal Retirement Date, minus 2-1/12% of his Primary Social Security Benefit determined on his Normal Retirement Date, the difference multiplied by his Salaried Benefit Service determined on his Normal Retirement Date up to a maximum of 24 years;
(ii) the monthly pension payable on a life only basis under the Base Plan determined on the Freeze Date;
(iii) the monthly benefit payable on a life only basis under the R.G. Barry Corporation Restoration Plan; and
(iv) the monthly benefit that would be payable under an annuity for the life of the Participant only and which is the Actuarial Equivalent of the account balance of the 3% non-elective employer contributions under the R.G. Barry Corporation 401(k) Savings determined on his Normal Retirement Date. Only for purposes of this Section 4.01 (b)(1)(iv), Actuarial Equivalent shall be determined using the interest rate and mortality table used to determine single sum benefits under the Base Plan.
For purposes of making benefit calculations under this Section 4.01(b), the term “Salaried Benefit Service” does not include service during the period beginning on the Freeze Date and ending on December 31, 2004.
     (2) Notwithstanding any provision contained herein, each Original Participant who is a Reactivated Participant shall upon retirement at his Normal Retirement Age be entitled to a pension, payable monthly for his life, in an amount equal to the greater of (i) the benefit described in paragraph (b)(1) of this Section 4.01 and (ii) 60% of his Final Average Compensation determined on his Normal Retirement Age reduced by (A) the monthly pension payable on a life only basis under the Base Plan; and (B) 50% of his Primary Social Security Benefit determined at his Normal Retirement Age.
     (c) For purposes of making benefit calculations under Sections 4.01(a)(2) and 4.01(b)(2), “Compensation” shall have the meaning contained in Section 1.04 except that “Compensation” shall include cash bonuses.

6.	Section 4.03 of the Plan is deleted and replaced in its entirety as follows:
4.03 Late Retirement Benefit
     (a) Participants other than Reactivated Participants. The monthly pension benefit payable to a Participant (other than a Reactivated Participant) who became eligible for a Late Retirement Benefit under Section 3.03 before the Freeze Date shall be the benefit accrued on the day before the Freeze Date under Section 4.03 as in effect immediately before the Freeze Date. The monthly pension benefit payable to a Participant (other than a Reactivated Participant) who became eligible for a Late Retirement Benefit under Section 3.03 after the Freeze Date shall be the monthly benefit calculated under Section 4.01, with no actuarial increase to reflect the later starting date thereof or the value of payments not made to the Participant between his Normal Retirement Age and actual retirement date.
     (b) Reactivated Participants. The monthly pension benefit payable to a Reactivated Participant who is eligible for a Late Retirement Benefit under Section 3.03 shall be an amount determined in the same manner as set forth in Section 4.01 as of his Normal Retirement Age, actuarially increased to reflect the later starting date thereof.
7.	Article V of this Plan is amended to add the following Section 5.12 as follows:
5.12 Section 409A
     Nothing in this Amendment 4 is intended to amend or materially modify the Plan with respect to any amounts that were earned and vested under the Plan before January 1, 2005 (as determined in accordance with Section 409A of the Internal Revenue Code of 1986, as amended – “Section 409A”)) (“Pre-AJCA Benefits”). All Pre-AJCA Benefits will be distributed under the terms of the Plan as in effect on October 3, 2004.
     Regardless of any other provision of this amendment and in addition to other reserved rights, the Sponsor retains the right to further amend the Plan to the extent necessary to avoid penalties under Section 409A even of those amendments affect the manner, time, form and amount of benefits payable under this Plan and as a condition of reactivating this Plan, each Reactivated Participant is deemed to have consented to any such amendment without the payment of additional compensation.
     IN WITNESS WHEREOF, the undersigned has executed this amendment effective as of January 1, 2005.

R. G. BARRY CORPORATION

By:	/s/ Thomas Von Lehman

Title:	Chief Executive Officer